Exhibit 24.1
POWER OF ATTORNEY
       Reference is hereby made to the proposed registration by Total S.A. (“Total”) under the US Securities Act of 1933, as amended (the “Securities Act”), of debt securities to be issued, from time to time, by Total (the “Securities”). Such Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”) and filed with the US Securities and Exchange Commission (the “SEC”).
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Charles Paris de Bollardière, Treasurer, as his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the Registration Statement, any and all amendments thereto (including post-effective amendments), and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.
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Date: January 5, 2009	By:	/s/ Thierry Desmarest
Thierry Desmarest
Chairman of the Board of Directors

Date: January 5, 2009	By:	/s/ Christophe de Margerie
Christophe de Margerie
Chief Executive Officer, Director (Principal Executive Officer)

Date: January 5, 2009	By:	/s/ Patrick de La Chevardière
Patrick de La Chevardière
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

Date: January 5, 2009	By:	/s/ Dominique Bonnet
Dominique Bonnet
Chief Accounting Officer (Principal Accounting Officer)

Date: January 5, 2009	By:	/s/ Patricia Barbizet
Patricia Barbizet
Director

Date: December 17, 2008	By:	/s/ Daniel Boeuf
Daniel Boeuf
Director

Date: December 20, 2008	By:	/s/ Daniel Bouton
Daniel Bouton
Director

Date: January 5, 2009	By:	/s/ Bertrand Collomb
Bertrand Collomb
Director

Date: January 5, 2009	By:	/s/ Paul Desmarais, Jr.
Paul Desmarais, Jr.
Director

Date: January 5, 2009	By:	/s/ Professor Bertrand Jacquillat
Professor Bertrand Jacquillat
Director

Date: December 17, 2008	By:	/s/ Antoine Jeancourt-Galignani
Antoine Jeancourt-Galignani
Director

Date: December 22, 2008	By:	/s/ Anne Lauvergeon
Anne Lauvergeon
Director

Date: January 5, 2009	By:	/s/ Lord Levene of Portsoken KBE
Lord Levene of Portsoken KBE
Director

Date: December 18, 2008	By:	/s/ Claude Mandil
Claude Mandil
Director

Date: December 18, 2008	By:	/s/ Michel Pébereau
Michel Pébereau
Director

Date: January 5, 2009	By:	/s/ Thierry de Rudder
Thierry de Rudder
Director

Date: January 5, 2009	By:	/s/ Serge Tchuruk
Serge Tchuruk
Director

Date: December 22, 2008	By:	/s/ Pierre Vaillaud
Pierre Vaillaud
Director

Date: January 5, 2009	By:	/s/ Robert O. Hammond
Robert O. Hammond
Authorized Representative in the United States

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